                                   EXHIBIT 99:

PRESS RELEASE

FOR IMMEDIATE RELEASE


                    SOUTHERN COMMUNITY FINANCIAL CORPORATION
          REPORTS EARNINGS PER SHARE UP 29.2% FOR THE NINE MONTHS ENDED
                              SEPTEMBER 30, 2003.
                          TOTAL ASSETS OF $757 MILLION.

         WINSTON-SALEM, NORTH CAROLINA, OCTOBER 21, 2003 - Southern Community Financial Corporation (Nasdaq: SCMF and SCMFP) (the "Company"), the holding company for Southern Community Bank and Trust, reported operating results for the three and nine-month periods ended September 30, 2003. For the 3rd quarter ended September 30, 2003, the Company reported net income of $1,028,000, up 9.8% from $936,000 in the year ago period. Earnings per share increased 10.0% to $0.11 per diluted share as compared to $0.10 per diluted share for the 3rd quarter of 2002. As for the nine-month period ended September 30, 2003, net income rose to $2,827,000, an increase of 30.6% from $2,164,000 for the same nine-month period in 2002. On a diluted per share basis, the Company reported $0.31 as opposed to $0.24 for the nine-month period ended September 30, 2002, up 29.2%.

         Significant milestones achieved during 2003:


         o Announced the execution of a definitive agreement to acquire The Community Bank;

         o        Total assets in excess of $750 million;

         o Ranked as the 3rd largest community bank in the Piedmont Triad (Greensboro, High Point, and Winston-Salem, NC);

         o Opening of a new, thirty thousand square foot corporate office;

         o        Opening of a full-service office facility in High Point;

         o Expanded the ATM network with three new locations (Winston-Salem at Ernie Shore Field, Lewisville, and High Point);

         o Filed a registration statement for the issuance of $30 million in Trust Preferred securities.


         Net interest income for the 3rd quarter rose to record levels despite the continued pressure on our net interest margin. Net interest income rose to $5.7 million, a 20.8% increase over the $4.7 million reported in the same quarter a year ago. Year to date, net interest income rose to $15.7 million from $12.4 million for the first nine months of 2002, a rise of 26.2%, primarily as a result of continued growth in the loan portfolio complemented by the Company's ability to manage its funding costs in the current interest rate environment.

         The Company continues to generate solid fee income levels leading to a 24.7% rise in non-interest income over the third quarter of 2002 totaling $1.3 million compared to $1.0 million in the prior year period. As for the nine months ended September 30, 2003, non-interest income was $3.9 million as opposed to the $2.7 million reported in the corresponding period of 2002, an increase of 45.1%. Growth in non-interest income during 2003 reflected continued strength in fee-based services which can be attributed to an increase in service charges on deposit accounts as well as improved performance in the full-service brokerage and mortgage areas. Non-interest expense for the quarter increased by 26.4% over the 3rd quarter of 2002 and totaled $4.9 million compared to $3.9 million in the year ago period.

                                  (continued)

This increase is a product of the opening of a new corporate office as well as continued internal growth.

         As of September 30, 2003, the Company posted total assets of $756.9 million, representing growth of $30.7 million, or 4.2% from June 30, 2003 and an increase of $161.8 million, or 27.2% year over year reflecting increases in the loan and investment portfolios. The Bank's loan portfolio, net of allowance for loan losses, increased to $489.9 million, an increase of $25.5 million, or 5.5% over the three-month period ended June 30, 2003 and an increase of $85.4 million, or 21.1% from September 30, 2002. Total deposits expanded to $543.9 million at September 30, 2003, an increase of $38.5 million over the prior quarter and an increase of $95.7 million from the year ago period.

         The Company's allowance for loan losses equaled $6.9 million, or 1.40% of total loans and 579% of non-performing loans at September 30, 2003. Credit quality metrics improved significantly as non-performing loans totaled $1.2 million or 0.24% of total loans at quarter-end, in comparison with $2.2 million or 0.53% of total loans as reported for September 30, 2002. Net charge-offs at 0.27% of average loans for the 3rd quarter were down on a consecutive quarter basis as compared to 0.41% reported in the prior quarter.

         At September 30, 2003 stockholders' equity totaled $49.2 million and represented 6.50% of total assets. Stockholders' equity increased $2.6 million or 5.7% from $46.6 million for the year ago period. Regulatory capital ratios are all well in excess of the "well-capitalized" threshold.

         Southern Community Financial Corporation Chairman, President and Chief Executive Officer F. Scott Bauer commented, "We are particularly pleased with the earnings growth we achieved in the third quarter and on a year-over-year basis despite the adverse impact of lower interest rates on our net interest margin. Our people delivered another solid quarter highlighted by robust loan growth, good non-interest income, and continued strong credit quality. Also, we are looking forward to joining together with The Community Bank team. They are an excellent institution with a commitment to service."

         Southern Community Financial is the holding company of Southern Community Bank and Trust, a community bank with eight offices in Winston-Salem, Clemmons, High Point, Kernersville and Yadkinville, North Carolina. Services are also provided through "Southern eCom" internet banking and 24-hour phone banking. Southern Community is headquartered in Winston-Salem, North Carolina.

         Southern Community Financial Corporation's common stock and convertible trust preferred are listed on the NASDAQ National Market under the trading symbol SCMF and SCMFP, respectively. Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

         This news release contains forward-looking statements. Such statements are subject to certain factors that may cause the Company's results to vary from those expected. These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.


CONTACT:  F. SCOTT BAUER, CHAIRMAN AND CHIEF EXECUTIVE OFFICER
          (336) 768-8500

SOUTHERN COMMUNITY FINANCIAL CORPORATION
(Amounts in thousands except per share data)

                                                     FOR THE THREE MONTHS ENDED                              NINE MONTHS ENDED
                                   SEPTEMBER 30,  JUNE 30,    MARCH 31,   DECEMBER 31,  SEPTEMBER 30,  SEPTEMBER 30,  SEPTEMBER 30,
INCOME STATEMENT                       2003         2003         2003        2002          2002           2003           2002
                                   -------------  --------    ---------   ------------  -------------  -------------  -------------
Total Interest Income                $ 9,338      $ 8,801      $ 8,370      $ 8,917      $ 8,656        $26,509        $24,364
Total Interest Expense                 3,657        3,625        3,524        3,879        3,955         10,806         11,924
                                     -------      -------      -------      -------      -------        -------        -------
  Net Interest Income                  5,681        5,176        4,846        5,038        4,701         15,703         12,440

Provision for Loan Losses                465          685          540          475          400          1,690          1,180

Net Interest Income after
  Provision for Loan Losses            5,216        4,491        4,306        4,563        4,301         14,013         11,260

Non-Interest Income
Service Charges on
  Deposit Accounts                       399          373          297          311          277          1,069            810
Other Income                             858        1,051          873          962          732          2,782          1,775
Gain on Sale of Securities                 0            0            0            0            0              0             69
                                     -------      -------      -------      -------      -------        -------        -------
  Total Non-Interest Income            1,257        1,424        1,170        1,273        1,009          3,851          2,654

Non-Interest Expense
Salaries and Employee Benefits         2,549        2,413        2,100        2,289        2,102          7,062          5,469
Occupancy and Equipment                  793          776          690          665          636          2,259          1,842
Other                                  1,550        1,415        1,229        1,237        1,133          4,194          3,278
                                     -------      -------      -------      -------      -------        -------        -------
  Total Non-Interest Expense           4,892        4,604        4,019        4,191        3,871         13,515         10,589

Income Before Taxes                    1,581        1,311        1,457        1,645        1,439          4,349          3,325
Provision for Income Taxes               553          459          510          594          503          1,522          1,161
                                     -------      -------      -------      -------      -------        -------        -------

Net Income                             1,028          852          947        1,051          936          2,827          2,164
                                     =======      =======      =======      =======      =======        =======        =======
Net Income per Share
Basic                                $  0.12      $  0.10      $  0.11      $  0.12      $  0.11        $  0.32        $  0.25
Diluted                              $  0.11      $  0.09      $  0.10      $  0.12      $  0.10        $  0.31        $  0.24
                                     =======      =======      =======      =======      =======        =======        =======


BALANCE SHEET                                 SEPTEMBER 30,      JUNE 30,         MARCH 31,        DECEMBER 31,     SEPTEMBER 30,
                                                 2003              2003              2003              2002              2002
                                              -------------      --------         ---------        ------------     -------------
Assets
Cash and due from Banks                       $  19,571         $  18,346         $  17,170         $  16,632         $  15,758
Federal Funds Sold                               19,436             1,097               605            11,084            10,883
Investment Securities                           189,454           205,036           126,643           136,324           132,811
Other Investments, at cost                        7,333             6,833             5,355             5,355             4,829

Loans                                           496,810           471,145           442,896           421,938           410,578
Allowance for Loan Losses                        (6,948)           (6,816)           (6,603)           (6,342)           (6,129)
                                              ---------         ---------         ---------         ---------         ---------
  Net Loans                                     489,862           464,329           436,293           415,596           404,449

Bank Premises and Equipment                      18,033            18,041            16,629            15,962            15,127
Other Assets                                     13,171            12,439            11,363            11,286            11,221
                                              ---------         ---------         ---------         ---------         ---------

Total Assets                                  $ 756,860         $ 726,121         $ 614,058         $ 612,239         $ 595,078
                                              =========         =========         =========         =========         =========

Liabilities and Stockholders' Equity
Deposits
Non-Interest Bearing                             50,019            53,357            46,873            41,869            40,619
Interest Bearing                                493,863           452,016           415,121           407,347           407,589
                                              ---------         ---------         ---------         ---------         ---------
  Total Deposits                                543,882           505,373           461,994           449,216           448,208

Borrowings                                      141,475           150,980            83,436            95,706            80,000
Convertible Trust Preferred Securities           17,250            17,250            17,250            17,250            17,250
Accrued Expenses and Other Liabilities            5,022             3,510             3,089             2,528             3,027
                                              ---------         ---------         ---------         ---------         ---------
  Total Liabilities                             707,629           677,113           565,769           564,700           548,485

Total Stockholders' Equity                       49,231            49,008            48,289            47,539            46,593


Total Liabilities and Stockholders'
  Equity                                      $ 756,860         $ 726,121         $ 614,058         $ 612,239         $ 595,078
                                              =========         =========         =========         =========         =========

Book Value per Share                          $    5.55         $    5.57         $    5.49         $    5.41         $    5.30
                                              =========         =========         =========         =========         =========

                                                                                                            AS OF OR FOR
                                                   AS OF OR FOR THE THREE MONTHS ENDED                    THE NINE MONTHS ENDED
                                   SEPTEMBER 30,  JUNE 30,    MARCH 31,   DECEMBER 31,  SEPTEMBER 30,  SEPTEMBER 30,  SEPTEMBER 30,
                                       2003         2003        2003         2002          2002           2003           2002
                                   -------------  --------    ---------   ------------  -------------  -------------  -------------
PER SHARE DATA:
Basic Earnings per Share              $ 0.12       $ 0.10      $ 0.11       $ 0.12        $ 0.11         $ 0.32         $ 0.25
Diluted Earnings per Share            $ 0.11       $ 0.09      $ 0.10       $ 0.12        $ 0.10         $ 0.31         $ 0.24
Book Value per Share                  $ 5.55       $ 5.57      $ 5.49       $ 5.41        $ 5.30         $ 5.55         $ 5.30

SELECTED PERFORMANCE RATIOS:
Return on Average Assets                0.55%        0.52%       0.64%        0.69%         0.64%          0.56%          0.54%
Return on Average Equity                8.25%        7.19%       8.00%        8.87%         8.25%          7.76%          6.63%
Net Interest Margin                     3.21%        3.38%       3.48%        3.48%         3.49%          3.32%          3.29%
Net Interest Spread                     3.03%        3.15%       3.21%        3.19%         3.17%          3.10%          2.96%
Non-interest Income as a % of
  Revenue                              18.12%       21.57%      19.45%       20.17%        18.79%         19.69%         17.58%
Non-interest Income as a % of
  Average Assets                        0.67%        0.88%       0.79%        0.83%         0.69%          0.77%          0.66%
Non-interest Expense to Average
  Assets                                2.60%        2.83%       2.71%        2.73%         2.65%          2.69%          2.64%
Efficiency Ratio                       70.52%       69.75%      66.81%       66.44%        67.79%         69.12%         70.15%

ASSET QUALITY:
Nonperforming Loans                   $1,201       $1,092      $3,432       $1,823        $2,194         $1,201         $2,194
Nonperforming Assets                  $1,863       $1,766      $3,646       $2,206        $2,442         $1,863         $2,442
Nonperforming Loans to
  Total Loans                           0.24%        0.23%       0.77%        0.43%         0.53%          0.24%          0.53%
Nonperforming Assets to
  Total Assets                          0.25%        0.24%       0.59%        0.36%         0.41%          0.25%          0.41%
Allowance for Loan Losses to
  Period-end Loans                      1.40%        1.45%       1.49%        1.50%         1.49%          1.40%          1.49%
Allowance for Loan Losses to
  Nonperforming Loans (X)               5.79         6.24        1.92         3.48          2.79           5.79           2.79
Net Charge-offs to Average
  Loans (annualized)                    0.27%        0.41%       0.26%        0.25%         0.24%          0.32%          0.15%

CAPITAL RATIOS:
Equity to Total Assets                  6.50%        6.75%       7.86%        7.76%         7.83%          6.50%          7.83%